Exhibit 10.3
PIER 1 IMPORTS, INC.
1999 STOCK PLAN
Restated as Amended December 31, 2004
     1. Purpose. The purpose of the Plan is to advance the Company’s interests by encouraging certain employees of the Company and its subsidiaries and non-employee directors of the Company to acquire a proprietary interest in the Company through ownership of Common Stock. Such ownership is intended to encourage employees to remain with the Company and to help attract other qualified persons to become employees and directors.
     2. Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee is authorized to grant Options under the Plan, and the Committee is authorized to interpret the Plan and the Options, to prescribe, amend and rescind rules and regulations relating to the Plan and the Options, and to make other determinations necessary or advisable for the administration of the Plan. The Committee is also authorized to administer the Director Deferred Stock Program. All of such determinations shall be conclusive and binding on all persons. The Committee shall act pursuant to a majority vote or by unanimous written consent. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any grant thereunder.
     3. Eligibility. Options may be granted under the Plan to Non-Employee Directors and to key employees of the Company or any of its Subsidiaries as the Committee shall determine from time to time.
     4. Types of Options. Options granted pursuant to the Plan may be either Incentive Stock Options or non-qualified Options not so qualifying under the Code. It is the intent of the Company that non-qualified stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction be interpreted in order to effectuate such intent.
     5. Stock Subject to the Plan. The aggregate number of Shares that may be issued or sold under Options or delivered in exchange for Deferred Stock Units pursuant to the Plan shall not exceed 14,500,000 Shares, of which not more than 250,000 Shares may be issued in exchange for Deferred Stock Units; provided, that additional Shares above such maximum amount may be issued in exchange for Deferred Stock Units that shall have been credited to any Deferred Stock Account solely as a result of dividends or adjustments pursuant to Section 8(d) or 8(e) hereof; and provided, further, that no person shall be granted Options under the Plan covering an aggregate of more than 2,250,000 Shares. Shares may be either authorized but unissued shares of Common Stock or issued shares of Common Stock that shall have been reacquired by the Company. The aggregate number of Shares issuable under the Plan and to one person shall be subject to adjustment as provided in Section 9 hereof. For purposes of calculating the maximum number of Shares of Common Stock which may be issued under the Plan, Shares shall include only net Shares issued upon exercise of Options and, accordingly, shall exclude Shares delivered or withheld for payment of Option exercises or for tax withholding and shall exclude Shares remaining subject to Options which expire or are terminated for any reason.
     6. Non-transferability of Options. Except as otherwise authorized by the Committee, in its discretion, and expressly provided in the Option agreement pursuant to which an Option is granted, no Option shall be transferable except by will or the laws of descent and distribution.
     7. Options. The Committee shall have the power, subject to the limitations contained in the Plan, to prescribe the terms and conditions of any Option granted hereunder. Each Option shall be evidenced by an agreement in such form as the Committee shall from time to time determine, which agreement shall contain such terms and conditions not inconsistent with the Plan as the Committee, in its sole discretion, may prescribe. Options shall be subject to the following provisions:
     (a) Allotment of Shares; Option Price. The Committee shall determine the total number of Shares subject to each Option under the Plan. The Option exercise price for the Shares subject to each Option shall be determined by the Committee, but shall not be less than the Fair Market Value or the par value of the Common Stock on the date of grant.
     (b) Duration of Options. Except as otherwise set forth herein, Options shall expire after such term as the Committee shall determine. No option shall be exercisable after the expiration of 10 years from the date of grant.
     (c) Exercise of Options. Each option granted under the Plan shall be exercisable from time to time as the Committee shall determine. No option shall be exercised for fewer than 100 Shares unless the remaining Shares that have become so purchasable are fewer than 100 Shares. In the event of the Retirement, death or Permanent Disability of an Optionee, or in the event of a Change in Control (as hereinafter defined), all Options granted to such Optionee shall immediately become fully exercisable to the extent of all Shares then covered by such Options, except that in the case of a Change in Control only if the Board of Directors shall not have determined otherwise prior to such Change in Control. A “Change in Control” shall mean any of the following events:
     (i) a merger or consolidation to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than 50% of the total combined voting power for election of directors of the surviving corporation or other entity following the effective date of such merger or consolidation;
     (ii) the acquisition or holding of direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing in the aggregate 30% or more of the total combined voting power of the Company’s then issued and outstanding voting securities by any person, entity or group of associated persons or entities acting in concert, other than any employee benefit plan of the Company or of any Subsidiary or any entity holding such securities for or pursuant to the terms of any such plan;
     (iii) the election of members of the Board of Directors at a meeting of stockholders or by written consent, the majority of which were not nominated by the Board of Directors;
     (iv) the sale of all or substantially all of the assets of the Company to any person or entity that is not a wholly owned Subsidiary; or
     (v) the approval by the stockholders of the Company of any plan or proposal for the liquidation of the Company or its Subsidiaries, other than into the Company.
     (d) Payment for Shares. The purchase price of each Share purchased upon the exercise of any Option shall be paid in full at the time of such purchase, and a stock certificate representing Shares so purchased shall be delivered to the person entitled thereto. Until the stock certificate for such Shares is issued in the Optionee’s name, the Optionee shall have no rights of a stockholder. Payment may be made in whole or in part in cash or, if the Committee so permits, in Common Stock owned by the Optionee without restriction for the preceding six months valued at Fair Market Value on the date preceding the date the Option is exercised. The Committee may permit an Optionee to pay the purchase price by irrevocably authorizing a third party to sell Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the purchase price and any tax withholding resulting from the exercise of the Option. It shall be a condition to the performance of the Company’s obligation to issue or transfer Shares upon exercise of an Option that the Optionee pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issue or transfer upon such exercise. The Committee may provide the Optionee with the right to satisfy minimum required federal or state tax withholding obligations by delivery of previously owned shares of Common Stock or electing the withholding of Shares otherwise issuable upon exercise of a non-qualified Option, the Fair Market Value of which does not exceed the amount to cover the minimum required federal and state tax withholding obligations incurred in connection with the exercise of the Option.
     (e) Termination of Options. Unless otherwise provided in an Option agreement or otherwise agreed to by the Committee:
     (i) upon the death or Permanent Disability of an Optionee, any Option granted to the Optionee shall become fully exercisable to the extent of all unexercised Shares pertaining to such Option, and may be exercised by the Optionee, or in the case of death, by the Optionee’s estate or a person who acquires the right to exercise such Option by bequest, inheritance or transfer (if transferability were specifically provided for in the Option agreement) until the earlier of (I) the remaining Option Term and (II) the first anniversary of such death or disability;
     (ii) upon the Retirement of an Optionee, any Option granted to the Optionee may be exercised by the Optionee to the extent exercisable on the date of such Retirement until the earlier of (I) the remaining Option Term and (II) the third anniversary of such Retirement;
     (iii) upon the resignation or expiration of the term of office of a director who does not stand for re-election, or upon the resignation of an employee with the consent of the Company, in each case without the Optionee’s Retirement as provided in Subsection 7(e)(ii), any Option granted to the Optionee may be exercised by the Optionee to the extent exercisable on the date of such resignation or expiration of term of office until the earlier of (I) the remaining Option Term and (II) the 91st day following such resignation or expiration; provided, that in the event of the death of the Optionee after such resignation or expiration but prior to the end of such period of exercisability, the period during which the Option may be exercised shall be extended until the earlier of (I) the remaining Option Term and (II) the first anniversary of such resignation or expiration; and
     (iv) upon termination of an Optionee’s employment, other than as provided in subsections 7(e)(i), (ii) or (iii), all Options granted to the Optionee shall terminate immediately at such termination of employment.
Options granted under the Plan shall not be affected by any change of employment so long as the Optionee continues to be an employee of the Company or any of its Subsidiaries. The Option agreement may contain such provisions as the Committee shall approve with respect to the effect of approved leaves of absence. Cessation of any corporation’s relationship with the Company as a Subsidiary shall constitute a “termination of employment” hereunder as to individuals employed by that corporation.
     8. Director Deferred Stock Program. Each Non-Employee Director shall be eligible to participate in the Director Deferred Stock Program through deferral of part or all of such director’s cash compensation into Deferred Stock Units, as participation in such program shall be provided for by the Board of Directors from time to time.
     (a) Deferred Stock Account. Subject to the availability of Shares under the Plan, the Board of Directors may in its discretion provide that part or all of the compensation of Non-Employee Directors otherwise payable in cash to each Non-Employee Director be payable, either mandatorily and/or at the election of each Non-Employee Director, in Deferred Stock Units. Deferred Stock Units shall be held in a Deferred Stock Account for each Non-Employee Director in accordance with the provisions of the Director Deferred Stock Program.

     (b) Mandatory Deferral. To the extent any cash compensation to a Non-Employee Director shall be mandatorily payable in Deferred Stock Units, in lieu of paying such compensation in cash, the Company shall credit the Deferred Stock Account for each Non-Employee Director the number of Deferred Stock Units equal to the product of 1.5 multiplied by the amount of cash to be deferred divided by the Fair Market Value per share of Common Stock on the date of credit.
     (c) Elective Deferral. To the extent provided in the Director Deferred Stock Program, each Non-Employee Director may elect to defer all or part of his eligible cash compensation relating to the forthcoming year by filing, not later than the date of the Company’s annual meeting of stockholders, an irrevocable election with the Company on a form provided for that purpose. The election shall be effective for compensation payable for services rendered during the year commencing the day after the Company’s annual meeting of stockholders. The election form shall specify an amount to be deferred in increments of $1,000. In lieu of paying such elected amount of compensation, the Company shall credit the Deferred Stock Account of each Non-Employee Director electing a deferral the number of Deferred Stock Units equal to the product of 1.5 multiplied by the amount of compensation elected for deferral, divided by the Fair Market Value per share of Common Stock on the date of credit. Effective December 31, 2004, the above election shall be for compensation payable for services rendered during the taxable year of the Non-Employee Director and such election, to be effective, must be made by the Non-Employee Director on or before December 31 of the year prior to the taxable year.
     (d) Dividends. Each time a dividend shall be paid on Common Stock, other than a dividend of capital stock of the Company, each Deferred Stock Account shall be credited with additional Deferred Stock Units equal to the product of the dividend payment amount (or, if other than in cash, the fair market value thereof) per share multiplied by the number of Deferred Stock Units credited to the Deferred Stock Account as of the record date for the dividend, divided by the Fair Market Value of the Common Stock on the dividend payment date.
     (e) Adjustments. In the event of a stock dividend, stock split or combination of shares of Common Stock, recapitalization, reclassification, merger or other similar capital or corporate structure change of the Company, then the number and the rights and privileges of Deferred Stock Units in each Deferred Stock Account shall be adjusted in a like manner as if the Deferred Stock Units had been issued and outstanding shares of Common Stock at the time of such occurrence.
     (f) Payment. The balance of each Non-Employee Director’s Deferred Stock Account shall be paid to such director on the first of the month following the 90th day after such director terminates his position as a Non-Employee

Director. Each Deferred Stock Unit shall be exchanged for a whole share of Common Stock. Any fractional Deferred Stock Unit shall be paid in cash based on the Fair Market Value of the Common Stock on the date of such termination.
     Notwithstanding the above paragraph of this subparagraph (f), effective December 31, 2004, for any Non-Employee Director who is a “key employee” as such term is defined in Section 416(i) of the Code without regard to paragraph (5) thereof, and with respect to any portion of the Deferred Stock Account which would constitute compensation which is deferred after December 31, 2004 for purposes of Section 409A of the Code, no payment of such portion may be made to such Non-Employee Director as a result of his terminating his position as a Non-Employee Director before the date which is six (6) months after the date of such termination (or, if earlier, the date of death of the participant following such termination) unless such termination was by reason of any of the events described in Sections 409A(a)(2)(A)(ii), (iii), (iv), (v) or (vi) of the Code.
     (g) Non-Assignability. The right of a Non-Employee Director or any person claiming under such director to receive payments from any Deferred Stock Account may not be assigned, transferred, pledged, anticipated, commuted or encumbered except by will or the laws of descent and distribution, nor shall a Deferred Stock Account be subject to seizure for payment of any debts or judgment of any Non-Employee Director or any person claiming through or under such director.
     (h) The purpose of the December 31, 2004 restatement is to cause the Director Deferred Stock Program to comply with the requirements of Sections 409A (a) (2), (3) and (4) of the Code. The Director Deferred Stock Program shall be construed and interpreted in accordance with such purpose.
     9. Adjustments. In the event of a stock dividend or stock split, unless the Committee shall determine otherwise, (i) the number of Shares at the time of such stock dividend or stock split issuable under the Plan pursuant to Options or in exchange for Deferred Stock Units, (ii) the limitation on the maximum number of Shares underlying Options that may be granted to one person and (iii) the number of Shares subject to any outstanding Option shall each be increased in direct proportion to the increase in the number of shares of Common Stock by reason of such stock dividend or stock split, and the exercise price per Share of any outstanding Option shall be proportionately decreased; provided that the adjusted number of Shares shall always be a whole number with any fractional Shares being deleted therefrom. In the event of a combination of shares, recapitalization, reclassification, merger or other similar capital or corporate structure change of the Company, the Committee may, in its discretion, adjust (i) the number of Shares at the time of such change issuable under the Plan pursuant to Options or in exchange for Deferred Stock Units, (ii) the limitation on the maximum number of Shares underlying Options that may be granted to one person, (iii) the number of Shares subject to any outstanding Option and/or the exercise price thereof and (iv) such other provisions of the Plan or outstanding Options that the Committee determines to be appropriate or advisable, including without limitation, changing the security into which the Option is exercisable, terminating the Option with prior notice to the Optionee, and exchanging the Option for cash, another option or other security.
     10. Effective Date; Stockholder Approval; Term. The Plan shall become effective on the date of the last to occur of the (i) adoption of the Plan by the Board of Directors and (ii) approval of the Plan, within 12 months of such adoption, by the holders of a majority of the Common Stock present and voting on the Plan at a duly held meeting of stockholders if holders of a majority of the outstanding Common Stock vote on the proposal. No Option shall be granted after the 10th anniversary of the Plan’s effective date (or, if earlier, the 10th anniversary of the adoption of the Plan in the case of an Incentive Stock Option) or the earlier suspension or termination of the Plan in accordance with its terms. The Plan shall terminate on the 10th anniversary of the Plan’s effective date or on such earlier date as it may be terminated under the provisions of Section 11 hereof; provided that each Option granted prior to such date shall remain in effect in accordance with its terms and each Deferred Stock Account shall be credited with dividends and subject to adjustment until full payment of such Deferred Stock Account.
     11. Amendment or Discontinuance of the Plan. The Board of Directors may, insofar as permitted by law and subject to the limitations contained in the Plan, at any time or from time to time, suspend or terminate the Plan or revise or amend it in any respect whatsoever, except that, without appropriate approval of the stockholders of the Common Stock, no such revision or amendment shall increase the maximum number of Shares subject to the Plan, increase the maximum number of Shares covered by Options that may be granted to one person, change the designation of the class of employees eligible to receive options or decrease the minimum exercise price at which Options may be granted.
     12. Applicable Laws or Regulations and Notification of Disposition. The Company’s obligation to sell and deliver Shares under an Option is subject to such compliance as the Company deems necessary or advisable with federal and state laws, rules and regulations applying to the authorization, issuance, listing or sale of securities. The Company may also require in connection with any exercise of an Incentive Stock Option that the Optionee agree to notify the Company when making any disposition of the Shares, whether by sale, gift, or otherwise, within two years of the date of grant or within one year of the date of exercise.
     13. No Employment Right, No Obligation to Exercise Option. Nothing contained in the Plan, or in any Option, shall confer upon any Optionee any right to continued employment by the Company or any of its Subsidiaries or to continued membership on the Board of Directors of the Company or limit in any way the right of the Company or any of its Subsidiaries to terminate the Optionee’s employment at any time.
     14. No Implied Rights. No person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any

Subsidiary. Rights conferred under the Plan are solely contractual rights to Shares, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary.
     15. Definitions. As used in this Plan, the following definitions shall apply:
     (a) “Board of Directors” shall mean the Board of Directors of the Company.
     (b) “Code” shall mean the Internal Revenue Code of 1986, as amended.
     (c) “Committee” shall mean the Compensation Committee of the Board of Directors or, in the case of granting an Option and determining its terms and conditions, the Board of Directors, if the Board of Directors so determines.
     (d) “Common Stock” shall mean the Company’s common stock, par value $1.00 per share.
     (e) “Company” shall mean Pier 1 Imports, Inc. or any successor.
     (f) “Deferred Stock Account” shall mean an appropriate bookkeeping account or record maintained by the Company denominated in Deferred Stock Units for the sole purpose of measuring and determining the number of shares of Common Stock to be delivered to the Non-Employee Director in exchange for Deferred Stock Units. The Deferred Stock Account shall not constitute or be treated as an escrow or trust fund of any kind, but shall constitute an unfunded, unsecured liability of the Company to make payments in accordance with the provisions of the Director Deferred Stock Program. The Non-Employee Director shall not be entitled to redeem, exchange or otherwise receive any amount from the Deferred Stock Account except as provided in the Director Deferred Stock Program.
     (g) “Deferred Stock Unit” shall mean a unit of credit of the Deferred Stock Account representing one share of Common Stock. If the Company shall declare and pay a dividend on the Common Stock in capital stock other than Common Stock or the Company shall engage in a recapitalization, reclassification, merger or other transaction to change the capital or corporate structure of the Company, then in accordance with Section 8(e) hereof, Deferred Stock Units shall represent such other capital stock in place of or in addition to Common Stock, and references to Common Stock with respect to Section 8 hereof shall in addition mean, as appropriate, such other capital stock. In such an event, a Deferred Stock Account may be denominated in separate classes of Deferred Stock Units representing different classes of capital stock. In any calculation of Deferred Stock Units to be credited to a Deferred Stock Account, the number of Deferred Stock Units shall be rounded to the nearest one-hundredth of a unit.

     (h) “Director Deferred Stock Program” shall mean the program of the Company authorized in Section 8 hereof and as specifically instituted, amended or suspended from time to time by the Board of Directors.
     (i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     (j) “Fair Market Value” shall be the applicable day’s closing sales price of the security as reported for consolidated transactions on the principal exchange on which such security is listed or admitted to trading, or, if no sales occur on that date, the price on the most recent trading day prior thereto, or, if the security is not listed or admitted to trading on a national securities exchange, the average of the highest bid and lowest ask prices on such day as reported by the National Association of Securities Dealers or a comparable service.
     (k) “Incentive Stock Option” shall mean a stock option qualifying under Section 422 of the Code.
     (l) “Non-Employee Director” shall mean a member of the Board of Directors of the Company who is not an officer or employee of the Company or any Subsidiary.
     (m) “Option” shall mean a non-qualified stock option or an Incentive Stock Option granted pursuant to the Plan.
     (n) “Optionee” shall mean a holder of an Option.
     (o) “Option Term” shall mean the period during which an Option may be exercised, which shall be 10 years from the date of grant thereof unless a shorter period is provided by the Committee or by a provision of the Plan.
     (p) “Permanent Disability” shall mean long-term disability as defined in the Company’s employee long-term disability plan.
     (q) “Plan” shall mean the Pier 1 Imports, Inc. 1999 Stock Plan.
     (r) “Retirement” shall mean (i) as to an employee, the separation from employment, other than by the Company for cause, after the earlier of (I) completing 15 years of service with the Company or any Subsidiary and attaining age 55 or (II) attaining age 65, and (ii) as to a director, ceasing to be a member of the Board of Directors, other than by reason of death, disability or removal from office, after attaining age 70.
     (s) “Shares” shall mean shares of Common Stock subject to Options or deliverable in exchange for Deferred Stock Units pursuant to the Plan.

     (t) “Subsidiary” shall mean any corporation or other entity of which at least 50% of the voting securities are owned directly or through one or more Subsidiaries.
Signed effective as of December 31, 2004 (the “Effective Date”).

Pier 1 Imports, Inc., a Delaware corporation
By:	/s/ Gregory S. Humenesky	Date: October 9, 2006
Gregory S. Humenesky
Executive Vice President